Exhibit 99.1

For more information, contact:

Rob Bateman, Chief Financial Officer
Applied Microsystems Corporation
(425) 882-5683
rob.bateman@amc.com

APPLIED MICROSYSTEMS TO TRADE ON NASDAQ SMALLCAP MARKET
Nasdaq Approves Application to Transfer from National Market

     Redmond, Wash. — September 13, 2002 — Applied Microsystems Corporation (NASDAQ: APMC) today announced that Nasdaq has approved its application to have its common stock traded on the Nasdaq SmallCap Market. This transfer will be effective at the opening of trading on September 16, 2002. The Company’s common stock will continue trading under the current symbol, “APMC.”

About Applied Microsystems

     While Applied has historically been a developer of tools for use by embedded systems developers, Applied’s Libra Networks division represents an expansion into development of hardware and software products aimed at end-user markets — specifically, corporate data centers.

     The company can be reached at P.O. Box 97002, Redmond, Wash. 98073-9702; by phone at 800-426-3925; or by e-mail at info@amc.com. Visit Applied on the Web at www.amc.com.

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